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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                          INLITE COMPUTERS INCORPORATED


            1. Name. The name of the corporation is iNLiTE Computers Incorporated (the "Corporation").

            2. Address; Registered Agent. The address of the Corporation's registered office is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808 and its registered agent at such address is Corporation Service Company.

            3. Nature of Business; Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $.001 par value, none of which are issued and outstanding; and (ii) 1,000,000 shares of preferred stock, $.001 par value, none of which are issued and outstanding.

            5. Name and Address of Incorporator. The name and address of the incorporator is as follows:

               Name                      Address
               ----                      -------
               Wendy I. Norris           Piper Marbury Rudnick & Wolfe LLP
                                         1251 Avenue of the Americas
                                         New York, NY  10020

            6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

            7. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors may from time to time make, alter or repeal the by-laws of the Corporation; provided, however, that the Board of Directors shall not make, alter or repeal any by-law pertaining to the number of stockholders or directors required to constitute a quorum at meetings of stockholders or directors.
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            8. Liability of Directors; Indemnification. (a) No director of the
Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            (b) The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (c) The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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            (d) Any indemnification under paragraphs (b) or (c) of this Article
8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (b) and
(c). Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

            (e) Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding as provided herein may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article 8. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

            (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

            (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            9. Books of Corporation. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the by-laws of the Corporation.


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            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation on this 7th day of August, 2001.

                                        /S/ WENDY I. NORRIS
                                        ----------------------------------------
                                        Wendy I. Norris, Incorporator


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